EXHIBIT 10.11(b)
     AMENDMENT dated as of February 5, 2008, to the Amended and Restated American Color Graphics, Inc. Supplemental Executive Retirement Plan (the “Plan”), as amended and restated effective as of July 1, 2005.
     WHEREAS, American Color Graphics, Inc. (the “Company”) sponsors the Plan and Section 4.5 of the Plan grants the Company the right to amend the Plan.
     NOW, THEREFORE, Section 2.3 of the Plan is amended by the following sentences at the end thereof:
“Notwithstanding any other provision of this Plan, any Participant who has not yet commenced receiving Plan benefits at or before December 31, 2008, shall receive all his or her unpaid Plan benefits on January 1, 2009, in the form of a single lump-sum payment, with such payment to be made whether or not the Participant has then terminated employment with the Company.”
     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed, as of the day and year first above written.

AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Stephen M. Dyott
	Name:	Stephen M. Dyott
	Title:	Chief Executive Officer